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                                                                EXHIBIT 23(h)-24







                          FUND PARTICIPATION AGREEMENT

                       New England Life Insurance Company




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                                TABLE OF CONTENTS


ARTICLE I.      Sale of Fund Shares......................................................................4

ARTICLE II.     Representations and Warranties of New England Life Insurance Company.....................5

ARTICLE III.    Representations and Warranties of ADVISER................................................6

ARTICLE IV.     Prospectuses and Proxy Statements; Voting................................................8

ARTICLE V.      Sales Material and Information..........................................................10

ARTICLE VI.     Fees and Expenses.......................................................................11

ARTICLE VII.    Qualification...........................................................................12

ARTICLE VIII.   Indemnification.........................................................................13

ARTICLE IX.     Applicable Law..........................................................................17

ARTICLE X.      Termination.............................................................................18

ARTICLE XI.     Notices.................................................................................20

ARTICLE XII.    Miscellaneous...........................................................................21

SCHEDULE A      Designated Portfolios...................................................................25

SCHEDULE B      Expenses................................................................................26

SCHEDULE C      Administrative Services.................................................................29

SCHEDULE D      Non-Compete Provision...................................................................30

SCHEDULE E      Reports per Section 9.3.................................................................31



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                             PARTICIPATION AGREEMENT

                                     Between

                       NEW ENGLAND LIFE INSURANCE COMPANY

                                       AND

                                   BERGER LLC




         THIS AGREEMENT, made and entered into as of the 25th day of August, 2000 by and between New England Life Insurance Company (hereinafter "TNE"), a Massachusetts life insurance company, on its own behalf and on behalf of its Separate Account TNE Series (k) Account (the "TNE Account"), and Berger LLC (hereinafter the "ADVISER"), a limited liability company organized under the laws of Nevada.

         WHEREAS, the ADVISER is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

                  WHEREAS, TNE is the issuer of certain unregistered variable annuity contracts supported wholly or partially by the TNE Account ("TNE Contracts); and

         WHEREAS, the TNE Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of TNE, under the insurance laws of the State of Massachusetts, to set aside and invest assets attributable to the TNE Contracts; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, TNE intends to purchase shares of the Fund(s) listed in Schedule A attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the "Designated Portfolio(s)"), on behalf of the TNE Account to fund the applicable




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Contracts, and the Fund is authorized to sell such shares to unregistered unit investment trusts such as the TNE Account at net asset value; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the TNE Account also intend to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the "Unaffiliated Funds") to fund the Contracts; and

         WHEREAS, TNE has agreements with One Orchard Equities, Inc. ("OOE"), an affiliated broker/dealer, to market the Contracts; and

         WHEREAS, TNE has an agreement with Great-West Life & Annuity Insurance Company ("GWL&A") wherein GWL&A, either itself or through one or several of its subsidiary companies, to provide certain administrative services associated with trading and recordkeeping of Fund shares for the TNE Account; and

         WHEREAS, BenefitsCorp Equities, Inc. ("BCE"), GWL&A's NSCC member broker/dealer subsidiary, and with whom ADVISER has an agreement governing trading and recordkeeping of Fund shares, will transmit instructions for the purchase, redemption and transfer of Fund shares on behalf of the TNE Account.

         NOW, THEREFORE, in consideration of their mutual promises TNE and the ADVISER agree as follows:

ARTICLE I.                 Sale of Fund Shares

         1.1. All instructions for the purchase, redemption and exchange of Designated Portfolio for the Accounts, shall be transmitted by BCE in accordance with the terms of the Administrative Services Agreement and Schedule 1 therein executed by and between BenefitsCorp Equities, Inc. and Berger LLC on March 1, 2000, which is attached hereto as Schedule C (the "Administrative Services Agreement").


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ARTICLE II.       Representations and Warranties of TNE


         2.1. TNE represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale of units thereof as a segregated asset account under Massachusetts Law.

         2.2. TNE represents and warrants that the Contracts are exempt from the registration requirements of the 1933 Act by virtue of Section 3(a)(2) thereof and that the Contracts are exempt from the registration requirements of the 1940 Act by virtue of Section 3(c)(11) thereof.

         2.3. For its unregistered Accounts which are exempt from registration under the 1940 Act in reliance upon Section 3(c)(11) thereof, TNE represents and agrees that:

                  (a) it has entered into an agreement with a broker-dealer registered under the 1934 Act wherein such broker-dealer has agreed to act as the principal underwriter for each such unregistered Account and its subdivisions;

                  (b) the Fund shares are and will continue to be the only investment securities held by the corresponding Account subdivisions; and

                  (c) with regard to each Series, TNE, on behalf of the corresponding TNE Account subdivision, will:

                                    (1)      vote such shares held by it in the
                                             same proportion as the vote of all
                                             other holders of such shares; and

                                    (2)      refrain from substituting shares of
                                             another security for such shares
                                             unless the SEC has approved such
                                             substitution in the manner provided
                                             in Section 26 of the 1940 Act.

         2.4. TNE represents and warrants that the income, gains, and losses, whether or not realized, from assets allocated to the TNE Account are, in accordance with the applicable Contracts, to be credited to, or charged against, the TNE Account without regard to other income, gains or losses from assets allocated to any other accounts of TNE.


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         2.5 TNE represents and warrants that the assets of the TNE Account are and will be kept separate from TNE's general account and any other separate accounts TNE may have, and will not be charged with liabilities from any other business that TNE may conduct or the liabilities of any companies affiliated with TNE.

         2.6. TNE represents and warrants that the arrangements and fees, if any, provided for in this Agreement will be disclosed as required by any applicable law or regulation and that it has and will continue to have access to the necessary facilities, equipment, and qualified personnel to perform the services in accordance with the terms of this Agreement and industry practice.

         2.7. TNE and the ADVISER shall maintain and preserve all records as required by law to be maintained and preserved in connection with any performance by TNE under this Agreement. Upon written request of any Designated Portfolio or the ADVISER, TNE agrees to promptly provide copies of all historical records relating to any transactions recorded, data formats for written communication regarding the Designated Portfolio and other materials, in each case as may reasonably be requested to enable the ADVISER and its respective representatives and agents to monitor and review the services, or to comply with any request of the Designated Portfolio's board of directors or trustees, a governmental body, a self-regulatory organization or a shareholder of a Designated Portfolio.

ARTICLE III.      Representations and Warranties of ADVISER


         3.1. The ADVISER represents and warrants that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.


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         3.2. The ADVISER agrees to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the ADVISER by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1, the ADVISER undertakes to have the Fund's Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

         3.3. The ADVISER represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Nevada and any applicable state and federal securities laws.

         3.4. The ADVISER represents and warrants that all of the ADVISER's and Fund's respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. TNE agrees to maintain insurance, including errors and omissions insurance of not less than five million dollars ($5,000,000) in the aggregate, and if necessary, bonding, issued by a qualified insurance carrier of the types ordinarily maintained by like administrators serving mutual funds and in commercially reasonable amounts, and, upon request, shall furnish a certificate of insurance evidencing such coverage.

         3.5. The ADVISER will use its best efforts to provide TNE with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and will use its best efforts to consult with TNE in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by


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implementing them in conjunction with regular annual updates of the prospectus for the Contracts. The ADVISER agrees to share equitably in expenses incurred by TNE as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule B attached hereto and incorporated herein by reference.

ARTICLE IV.       Prospectuses and Proxy Statements; Voting

         4.1. If applicable state or federal laws or regulations require that prospectuses for the Fund be distributed to all Contract owners, then at least annually, the ADVISER shall provide TNE with as many copies of the Fund's current prospectus for the Designated Portfolio(s) as TNE may reasonably request for marketing purposes (including distribution to Contract owners with respect to new sales of a Contract) and TNE shall distribute to Contract owners as required by law, with expenses to be borne in accordance with Schedule C hereof. If requested by TNE in lieu thereof, the ADVISER, shall provide such documentation (including a camera-ready copy and computer diskette of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for TNE once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Fund's prospectus for the Designated Portfolio(s) printed together in one document. Should TNE determine that it will make the prospectuses available in an electronic format, the ADVISER agrees to assist TNE in obtaining the required information and the expenses associated with this form of distribution will be borne in accordance with Schedule B hereof.

         4.2. If applicable state or federal laws or regulations require that the Statement of Additional Information ("SAI") for the Fund be distributed to all Contractowners, then the ADVISER shall provide TNE with copies of the Fund's SAI or documentation thereof for the Designated Portfolio(s) in such quantities, with expenses to be borne in accordance with Schedule B hereof, as TNE may reasonably require to permit timely distribution thereof to Contract owners and TNE shall distribute such copies to Contract owners as required by law. The ADVISER shall also provide SAIs to any Contract owner or prospective owner who requests such SAI from the Fund (although it is anticipated that such requests will be made to TNE).


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         4.3. The ADVISER shall provide TNE with copies of the Fund's proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule B hereof, as TNE may reasonably require to permit timely distribution thereof to Contract owners, and TNE shall distribute such materials to Contract owners as required by law.

         4.4. It is understood and agreed that, except with respect to information regarding TNE provided in writing by that party, TNE will not be responsible for the content of the prospectus or SAI for the Designated Portfolio(s).

         4.5. If and to the extent required by law, TNE shall:

                  (i)      solicit voting instructions from Contract owners;

                  (ii) vote the Designated Portfolio(s) shares held in its respective Account in accordance with instructions received from Contract owners: and

                  (iii) vote Designated Portfolio shares held in its respective Account for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. TNE reserves the right to vote Fund shares held in their respective Accounts in their own right, to the extent permitted by law.

         4.6 The ADVISER represents that the Fund will comply with all provisions of the 1940 Act requiring voting by shareholders The ADVISER represents further that the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.


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ARTICLE V.        Sales Material and Information

         5.1. TNE shall furnish, or shall cause to be furnished, to the ADVISER or its designee, a copy of each piece of sales literature or other promotional material that TNE develop or propose to use and in which the Fund (or a Portfolio thereof), its ADVISER or one of its sub-advisers or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if the ADVISER objects to such use within five (5) Business Days after receipt of such material.

         5.2. TNE shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the ADVISER, except with the permission of the ADVISER.

         5.3. The ADVISER shall furnish, or shall cause to be furnished, to TNE, a copy of each piece of sales literature or other promotional material in which TNE and/or the TNE Account, is named at least ten (10) Business Days prior to its use; Provided, however, such material shall not be used if TNE objects to such use within five (5) Business Days after receipt of such material.

         5.4. The ADVISER shall not give any information or make any representations on behalf of any or concerning TNE, the TNE Account, or the Contracts other than the information or representations contained in the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TNE or its designee, except with the permission of TNE.

         5.5. The Fund will provide TNE at least three complete copies of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, for the Designated Portfolio(s) that relate to the Contracts(s), contemporaneously with the filing of such document(s) with the SEC or NASD or other regulatory authorities.


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         5.6. TNE will provide to the Fund at least one complete copy of all sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, for the Contracts or any of the Accounts that relate to the Designated Portfolio(s), contemporaneously with the filing of such document(s) with the SEC, NASD, or other regulatory authority.

         5.8. For purposes of Articles VII and X, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

         5.9. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

ARTICLE VI.       Fees and Expenses

         6.1. The ADVISER will pay no fees hereunder. Fees will be payable to BCE under the Administrative Services Agreement for the recordkeeping and broker/dealer services provided by


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BCE to the ADVISER thereunder. However the parties will bear certain expenses in accordance with Schedule B.

         6.2. All expenses incident to performance by either party under this Agreement shall be paid by such party, except as provided in Schedule B. The ADVISER shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

         6.3. The ADVISER acknowledges that a principal feature of the Contracts is the Contractowner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolio(s), and to transfer the Contract's cash value between funds and portfolios. The ADVISER agrees to cooperate with the TNE in facilitating the operation of the Account and the Contracts as described in the prospectus for the Contracts, including but not limited to cooperation in facilitating transfers between unaffiliated funds.

ARTICLE VII.               Qualification

         7.1. The ADVISER represents and warrants that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

         7.2. The ADVISER will notify TNE immediately upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Subchapter M qualification requirements or might not so comply in the future.

         7.3. The ADVISER, at the ADVISER's expense, shall provide TNE with reports certifying compliance with the aforesaid Subchapter M qualification requirements, at the times provided for and substantially in the form attached hereto as Schedule F and incorporated herein by


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reference; provided, however, that providing such reports does not relieve the
Fund of its responsibility for such compliance or of its liability for any non-compliance.

ARTICLE VIII.      Indemnification

         8.1. Indemnification by TNE

         8.1(a). TNE agrees to indemnify and hold harmless the ADVISER and its respective officers and directors members, owners, employees, or trustees and each person, if any, who controls the ADVISER within the meaning of Section 15 of the 1933 Act or any affiliated person of the Advisor within the meaning of
Section 2(a)(3) of the 1940 Act and its respective officers, directors, members, owners, employees, or trustees (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of such INSURANCE PARTY) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

         (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to TNE by or on behalf of the ADVISER or Fund for use in its respective Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in sales literature or other promotional material of the Fund not supplied by TNE or persons under the control of TNE) or wrongful conduct of TNE or persons under the control of TNE, with respect to the sale or distribution of the Contracts or Fund Shares; or


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         (iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of TNE; or

         (iv) arise as a result of any failure TNE to provide the services and furnish the materials under the terms of this Agreement; or

         (v) arise out of or result from any material breach of any representation and/or warranty made by TNE in this Agreement or arise out of or result from any other material breach of this Agreement by TNE,

         (vi) any breach of this Agreement by TNE which causes an error or delay in the calculation of a Fund's daily net asset value per share or dividend or capital gain distribution rate,

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

         8.1(b). TNE shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

         8.1(c). TNE shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified TNE in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify TNE of any such claim shall not relieve TNE from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that TNE has been prejudiced by such failure to give


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notice. In case any such action is brought against the Indemnified Parties, TNE shall be entitled to participate, at its own expense, in the defense of such action. TNE also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from TNE to such party of its election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and TNE will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.1(d). The Indemnified Parties will promptly notify TNE of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

         8.2. Indemnification by the ADVISER

         8.2(a). The ADVISER agrees to indemnify and hold harmless TNE and their directors and officers and each person, if any, who controls TNE within the meaning of Section 15 of the 1933 Act or any affiliated person of TNE within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 10.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the ADVISER) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Distributor or the ADVISER (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the ADVISER, the Distributor or the Fund by or


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                  on behalf of TNE for use in the registration statement,
                  prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in sales literature or other promotional material for the Contracts not supplied by the ADVISER or persons under its control) or wrongful conduct of the Fund, the Distributor or the ADVISER or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to TNE by or on behalf of the ADVISER, the Distributor or the Fund; or

         (iv) arise as a result of any failure by the Fund, the Distributor or the ADVISER to provide the services and furnish the materials under the terms of this Agreement

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Distributor or the ADVISER in this Agreement or arise out of or result from any other material breach of this Agreement by the ADVISER, the Distributor or the Fund; or

         (vi) any breach of this Agreement by the ADVISER which causes an error or delay in the calculation of a Fund's daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

         8.2(b). The ADVISER shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

         8.2(c). The ADVISER shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified


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the ADVISER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the ADVISER of any such claim shall not relieve the ADVISER from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the ADVISER has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the ADVISER will be entitled to participate, at its own expense, in the defense thereof. The ADVISER also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the ADVISER to such party of the ADVISER's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the ADVISER will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.2(d). TNE agrees to promptly notify the ADVISER of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE IX.       Applicable Law

         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado, without regard to the Colorado Conflict of Laws provisions.

         9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.        Termination

         10.1.    This Agreement shall terminate:

                  (a) at the option of either party, with or without cause, with respect to some or all Portfolios, upon sixty (60) days advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than sixty (60) days following the date of this Agreement; or

                  (b) at the option of TNE by written notice to the other parties with respect to any Portfolio based upon TNE's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

                  (c) at the option of TNE by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by TNE; or

                  (d) at the option of the ADVISER in the event that formal administrative proceedings are instituted against TNE by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding TNE's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the ADVISER reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of TNE to perform its obligations under this Agreement; or

                  (e) at the option of TNE in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the ADVISER by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if TNE reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the ADVISER to perform their obligations under this Agreement; or

                  (f) with respect to TNE at the option of the ADVISER, if the ADVISER shall determine, in its sole judgment reasonably exercised in good faith, that such TNE has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on TNE's ability to perform its obligations under this Agreement, (ii) the ADVISER notifies TNE of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by TNE and any other changes in circumstances since the giving of such a notice, the determination of the ADVISER shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

                  (g) at the option of TNE, if (i) TNE shall determine, in its sole judgment reasonably exercised in good faith, that the Fund, the Distributor or ADVISER has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the ADVISER's ability to perform its obligations under this Agreement, (ii) TNE notifies the ADVISER of that determination and its intent to terminate this Agreement, and
                  (iii) after considering the actions taken by the Fund, Distributor or ADVISER and any other changes in circumstances since the giving of such a notice, the determination of TNE shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

                  (h) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in 12.1(a)-(g) and (i); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party; or

                  (i) at the option of TNE by written notice to the ADVISER with respect to any Portfolio if TNE reasonably believes that the Portfolio will fail to meet the Subchapter M qualifications specified in Article VII hereof.

         10.2. Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

         (a) in the event any termination is based upon the provisions of
         Section 10.1(a), 10.1(f), 10.1(g) or 10.1(h) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

         (b) in the event any termination is based upon the provisions of
         Section 10.1(d) or 10.1(e) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

         (c) in the event any termination is based upon the provisions of
         Section 10.1(b), 10.1(c), or 10.1(i), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

         10.3. Effect of Termination. Notwithstanding any termination of this Agreement, so long as the Advisor remains the Advisor to the Designated Portfolio(s) the ADVISER shall, at the option of TNE, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts of TNE in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of such Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under such Existing Contracts.

         10.3. Surviving Provisions. Notwithstanding any termination of this Agreement, each party's obligations under Article X to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XI        Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.


If to TNE:

         New England Life Insurance Company
         c/o Great-West Life & Annuity Insurance Company
         8515 East Orchard Road
         Englewood, CO  80111
         Attn:  Mary Morrow, 401(k) Products, 7T3
         CC:  Beverly Byrne, Legal, 2T3

If to the ADVISER:

               Berger LLC
               Janice M. Teague                            Phone: (303) 329-0200
               Vice President                              Fax:   (303) 329-8719
               210 University Boulevard, Suite 900
               Denver, Colorado   80206


               with a copy to:

               Berger LLC
               Anthony Bosch
               Vice President                              Phone: (303) 336-4568
               210 University Boulevard, Suite 900         Fax:   (303) 336-4633
               Denver, Colorado 80206

ARTICLE XII.  Miscellaneous

         12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain or unless such information is received or becomes known through no wrongful act or from a third party source. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

         12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Massachusetts and Colorado Insurance Commissioners with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of TNE are being conducted in a manner consistent with the applicable state's applicable laws or regulations.

         12.6. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

         12.9. TNE is hereby expressly put on notice of the limitation of liability as set forth in the Declarations of Trust of the Fund and agree that the obligations assumed by the ADVISER pursuant to this Agreement shall be limited in any case to the ADVISER and its assets and TNE shall not seek satisfaction of any such obligation from the shareholders of the Fund or the Advisor, or the officers, employees, directors, trustees, owners, members, or agents of the Fund, if an applicable trust.

         12.10. The ADVISER agrees that the obligations assumed by TNE pursuant to this Agreement shall be limited in any case to TNE and their assets and the ADVISER shall not seek satisfaction of any such obligation from the shareholders of TNE, or the directors, officers, employees or agents of TNE, or any of them, except to the extent permitted under this Agreement.

         12.11. No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the ADVISER, the Fund, and the Fund's distributor.

         12.12 The parties acknowledge and agree to abide by the terms of Schedule E as it pertains to the Designated Portfolio(s) described herein and TNE's business of providing investment options and administrative services for deferred compensation plans.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                           NEW ENGLAND LIFE INSURANCE COMPANY

                           By its authorized officer,

                           By:
                              -------------------------------
                           Title:
                           Date:

                           BERGER LLC

                           By its authorized officer,

                           By:
                              -------------------------------
                           Title:
                           Date:

                                   SCHEDULE A

                              DESIGNATED PORTFOLIOS

                                   SCHEDULE B

                                    EXPENSES

The ADVISER, and TNE will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs and responsibilities set forth in the tables below.


                                                                                                         PARTY
                                                                                PARTY RESPONSIBLE        RESPONSIBLE FOR
ITEM                          FUNCTION                                          FOR COORDINATION         EXPENSE
----                          --------                                          ----------------         -------
Mutual Fund Prospectus        Printing of combined prospectuses, or             TNE                      TNE
(Including Annual Updates)    compiling of electronic prospectus, if
                              needed in the future

                              Fund or ADVISER shall supply GWL&A with such      TNE                      Fund or ADVISER,
                              numbers of the Designated Portfolio(s)                                     as applicable
                              prospectus(es) as IPs shall reasonably request

                              Distribution to New and Inforce Clients           TNE                      TNE

                              Distribution to Prospective Clients               TNE                      TNE

Other Mutual Fund             If Required by ADVISER                            Fund or ADVISER          Fund or ADVISER
Prospectus Update &
Distribution

                              If Required by IPs                                TNE                      TNE

Mutual Fund SAI               Printing (Fund or ADVISER shall supply GWL&A      Fund or ADVISER          Fund or ADVISER
                              with such numbers of the SAI(s) as Ips shall
                              reasonably request

                              Printing of combined SAI                          TNE                      TNE

                              Distribution                                      TNE                      TNE

Proxy Material for Mutual     Printing if proxy required by Law                 Fund or ADVISER          Fund or ADVISER
Fund:

                              Distribution to Contractowners (including         TNE                      Fund or ADVISER
                              labor, if required) if proxy required by Law

                              Printing & distribution if required by IPs        TNE                      TNE

Mutual Fund Annual &          Printing of combined reports                      TNE                      TNE
Semi-Annual Report

                              ADVISER shall supply GWL&A with such numbers      TNE                      Fund or ADVISER,
                              of the Designated Portfolio(s) Annual                                      as applicable
                              & Semi-Annual Report(s) as IP shall
                              reasonably request.



Other communication to New    If Required by the ADVISER                        TNE                      Fund or ADVISER
and Prospective clients

                              If Required by IPs                                TNE                      TNE



                                                                               PARTY                 PARTY
                                                                               RESPONSIBLE FOR       RESPONSIBLE FOR
ITEM                             FUNCTION                                      COORDINATION          EXPENSE
----                             --------                                      ---------------       ---------------
Other communication to inforce   Distribution (including labor and printing)   TNE                   Fund or ADVISER
                                 if required by the Fund or ADVISER

                                 Distribution (including labor and printing)   TNE                   TNE
                                 if required by IPs

Errors in Share Price            Cost of error to participants (If caused by   TNE                   Fund or ADVISER
calculation                      Fund or ADVISER)

                                 Cost of administrative work to correct        TNE                   Fund or ADVISER
                                 error (if caused by Fund or ADVISER)
                                                                               TNE, Fund or ADVISER  TNE
                                 Cost of error to participants, Fund, and
                                 shareholders (if caused by IPs)               TNE, Fund or ADVISER  TNE

                                 Cost of administrative work to correct
                                 error (if caused by IPs)

Operations of the Fund           All operations and related expenses,          Fund or ADVISER       Fund or ADVISER
                                 including the cost of registration and
                                 qualification of  shares, taxes on the
                                 issuance or transfer of shares, cost of
                                 management of the business affairs of the
                                 Fund, and expenses paid or assumed by the
                                 fund pursuant to any Rule 12b-1 plan

                                   SCHEDULE C

                        ADMINISTRATIVE SERVICES AGREEMENT

                                   SCHEDULE D

                             NON-COMPETE PROVISIONS


TNE intends to offer Fund, ADVISER and the Fund's distributor, as applicable, access to their current and prospective customers hereinafter "Customers" so that Customers will have the option of purchasing the Designated Portfolio shares of the Fund. The ADVISER desires to make the Designated Portfolio(s) available to Customers, yet acknowledges that under certain circumstances, the ability of Fund, ADVISER or the Fund's distributor, as applicable, to solicit business from Customers should be subject to special limitations in exchange for the increased ability to offer its product through an TNE's introduction. An introduction will consist of TNE's inclusion of the Designated Portfolio(s) in the deferred compensation product offered to a Customer for that Customer's consideration.

1. In the scenario where TNE introduces Fund, ADVISER or the Fund's distributor, as applicable, in any manner to a Customer which ultimately purchases a deferred compensation product from TNE, and TNE includes the Designated Portfolio(s) in the products offered to that Customer, ADVISER agrees not to knowingly utilize any confidential information regarding the Customer and/or its employees participation in plan(s) received in connection with offering its product to Customer in any direct solicitation of Deferred Compensation Business from that Customer, and will not provide the Fund or the Fund's distributor with any such confidential information except as necessary for the ADVISER's performances under this Agreement. Further, ADVISER, as applicable, will not attempt to directly contact Customers regularly nor attempt to knowingly sell its mutual funds directly to Customer on a stand-alone basis while the Designated Portfolio(s) are included in TNE's arrangement with the Customer. For purposes of this Agreement "Deferred Compensation Business" includes, but is not limited to, group or individual annuity contracts, GIC's, separate accounts and wrapped or unwrapped mutual funds whether sold separately or in conjunction-with each other.

2. In the scenario where TNE introduces the ADVISER, the Fund or the Fund's distributor in any manner to a Customer which does not purchase a deferred compensation product from TNE, ADVISER is not subject to any prohibitions regarding sales to and communications with that Customer. Likewise, there are no prohibitions where TNE provides no introduction.

TNE may decide in its discretion when it desires to provide an introduction to one of its Customers. TNE has no obligation to provide introductions to its Customers.

                                   SCHEDULE E
                             Reports per Section 9.3

         With regard to the reports relating to the quarterly testing of compliance with the requirements of Subchapter M under the Internal Revenue Code (the "Code") and the regulations thereunder, the Fund shall provide within twenty (20) Business Days of the close of the calendar quarter a report to TNE in the Form G1 attached hereto and incorporated herein by reference, regarding the status under such sections of the Code of the Designated Portfolio(s), and if necessary, identification of any remedial action to be taken to remedy non-compliance.

         With regard to the reports relating to the year-end testing of compliance with the requirements of Subchapter M of the Code, referred to hereinafter as "RIC status," the Fund will provide the reports on the following basis: (i) the last quarter's quarterly reports can be supplied within the 20-day period, and (ii) a year-end report will be provided 45 days after the end of the calendar year. However, if a problem with regard to RIC status, as defined below, is identified in the third quarter report, on a weekly basis, starting the first week of December, additional interim reports will be provided specially addressing the problems identified in the third quarter report. If any interim report memorializes the cure of the problem, subsequent interim reports will not be required.

         A problem with regard to RIC status is defined as:

         (a) a failure of the Fund to derive at least ninety percent of gross income from sources specified in Section 851(b)(2);

         (b) a failure of the Fund to have at least fifty percent of the value of total assets consisting of assets specified in Section 851(b)(3)(A); and

         (c) the Fund investing more than twenty-five percent of the value of its total assets in the securities of one issuer, in contradiction of the requirement specified in Section 851(b)(3)(B).

                                     FORM F1
                            CERTIFICATE OF COMPLIANCE


For the quarter ended:
                       ---------------------------


         I, ______________ , a duly authorized officer, director or agent of ______________ Fund hereby swear and affirm that ______________ Fund is in compliance with all requirements of Subchapter M of the Internal Revenue Code (the "Code") and the regulations thereunder as required in the Fund Participation Agreement among New England Life Insurance Company and Berger LLC, other than the exceptions discussed below:

Exceptions                              Remedial Action

---------------------------------       ---------------------------------------

---------------------------------       ---------------------------------------

---------------------------------       ---------------------------------------

---------------------------------       ---------------------------------------

---------------------------------       ---------------------------------------

---------------------------------       ---------------------------------------

---------------------------------       ---------------------------------------

---------------------------------       ---------------------------------------


               If no exception to report, please indicate "None."

                                     Signed this      day of           ,     .
                                                 ----        ----------  ----



                                     -----------------------------------------
                                     (Signature)

                                     By:
                                        --------------------------------------
                                     (Type or Print Name and Title/Position)